Filed pursuant to Rule 424(b)(5)

Registration No. 333-284188

PROSPECTUS SUPPLEMENT

(To prospectus dated June 11, 2025)

AiRWA INC.

15,382,378 Shares of

Common Stock

We are offering 15,382,378 shares of our common stock, $0.001 par value per share (the “Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus to certain accredited investors. The purchase price of each share of Common Stock to the purchasers identified in the securities purchase agreement dated December 18, 2025, by and among us and the purchasers listed on the signature pages thereto is $1.02 per share. The securities will be offered at a fixed price and are expected to be issued in a single closing.

The Common Stock is listed on the Nasdaq Capital Market under the symbol “YYAI.” On December 18, 2025, the closing sale price of the Common Stock was $1.02.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $114,729,853, which was calculated based on 528,709 shares of Common Stock issued and outstanding held by non-affiliates and the closing price of $217.00 as reported on the Nasdaq Capital Market on August 21, 2025 (as adjusted for the reverse stock split at a ratio of 1-for-50 effective on October 22, 2025), after the date of filing of our annual report on Form 10-K for the year ended April 30, 2025. The Company is therefore not subject to the limitations under General Instruction I.B.6 of Form S-3 until the filing date of Form 10-K for the fiscal year ended April 30, 2026.

We have retained A.G.P./Alliance Global Partners to act as our sole placement agent (the “Placement Agent” or “A.G.P”) in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. The Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount and has agreed to use its reasonable best efforts to arrange the sale of the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the Placement Agent certain cash fees set forth in the table below. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

	Per Share	Total
Offering price	$1.02	$15,690,025.56
Placement Agent fees (1)	$0.051	$784,501.28
Proceeds, before expenses, to us	$0.969	$14,905,524.28

(1) Consists of a cash fee of five percent (5%) of the aggregate gross proceeds in this offering. In addition, we have agreed to pay up to $55,000 for expenses of legal counsel and other out-of-pocket expenses. See “Plan of Distribution” for additional information with respect to the compensation we will pay the Placement Agent.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

We face risks associated with our operating subsidiary, Yuanyu Enterprise Management Co., Limited (“YYEM”) being based in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (the “PRC”). As a special administrative region of the PRC, Hong Kong enjoys separate governing and economic systems from that of mainland China under the principle of “one country, two systems.” The Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”) provides that PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law, which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy. YYEM therefore is not directly subject to PRC laws and regulations regarding the general conduct of its business or regarding overseas listings. Nevertheless, Hong Kong is part of China, giving rise to a number of regulatory, liquidity, and enforcement risks. For example, we may face risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in the PRC can change quickly with little advance notice. In addition, the Chinese government could intervene or influence our operations at any time, or could exert more control over offerings conducted overseas or foreign investment in China-based issuers, which could result in a material change in our operations or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas or over foreign investment in China-based issuers, in particular any effort to extend such actions directly or indirectly to Hong Kong-based companies, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “The Company — Permission or Approvals Required from the PRC Authorities with respect to the Operations of YYEM.”

We directly own YYEM and do not have or intend to have any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China. If we did have a VIE structure, any action by the Chinese government to disallow such structures would likely result in a material change in our operations and a material change in the value of the securities we are registering for sale, including the possibility that such development could cause the value of our securities to significantly decline or become worthless.

In the event that YYEM were to become subject to PRC laws and regulations, it could incur material costs to ensure compliance, and it might be subject to fines, or no longer be permitted to continue business operations as presently conducted; and we could experience devaluation of our securities or delisting, or no longer be permitted to conduct offerings to foreign investors. Being based in Hong Kong, YYEM faces risks and uncertainties associated with the complex and evolving PRC laws and regulations, in particular, whether and how those laws and regulations, including recent PRC government statements and regulatory developments such as those relating to corporate structure, overseas listings, data- and cyberspace security, and anti-monopoly concerns, might be applicable to Hong Kong-based companies such as YYEM. If certain PRC laws and regulations were to become applicable to YYEM in the future, it could have a material adverse impact on our business, financial condition, and results of operations and on our ability to offer or continue to offer securities to investors, any of which could cause the value of our securities, including the shares that we are registering for sale, to significantly decline or become worthless.

On December 16, 2021, the PCAOB reported that it was unable to completely inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in each of those jurisdictions. However, following the signing of a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC in August 2022, the PCAOB on December 15, 2022 vacated its previous determination and confirmed that it was now able to secure complete access to inspect and investigate registered public accounting firms headquartered in those jurisdictions. Nevertheless, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may issue a new determination.

Our auditor, Enrome, is not headquartered in mainland China or Hong Kong and was not identified as an accounting firm subject to the determinations announced by the PCAOB in December 2021. Nevertheless, should Enrome in the future have any work papers in China or Hong Kong that the PCAOB is unable to fully inspect, it will be difficult to evaluate the effectiveness of Enrome’s audit procedures or equity control procedures and investors could consequently lose confidence in our reported financial information and procedures or the quality of our financial statements, which could adversely affect us and our securities. Furthermore, if trading in our securities is prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) in the future because the PCAOB determines that it cannot inspect or fully investigate Enrome at such future time, an exchange will likely delist our securities. See “The Company — Permission or Approvals Required from the PRC Authorities with respect to the Operations of YYEM.”

Revenue is primarily received by YYEM, where it is used to pay operating expenses and is reinvested. As needed, management may transfer cash between YYEM and the Company, or, in the future, between one of these two entities and any subsidiaries that we may establish or acquire in other jurisdictions. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to declare dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.

The Company and YYEM are not subject to any significant restrictions on buying or selling foreign exchange or on transferring cash between entities within our group, across borders, or to U.S. investors. Nor are there any significant restrictions or limitations on our ability to distribute earnings (if any) from YYEM to the Company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on the ability of YYEM to buy or sell foreign exchange or transfer or distribute cash within our organization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about December 22, 2025, subject to satisfaction of certain customary closing conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is December 18, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process on January 8, 2025. Under the shelf registration process, we may offer shares of Common Stock from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, $1.02 under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in the Common Stock.

This prospectus supplement describes the specific terms of the Common Stock we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or, in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of the Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, and the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe, any restrictions relating to the offering of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to AiRWA INC. and its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

S-1

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K.

Business Overview

We operate through Yuanyu Enterprise Management Co., Limited (“YYEM”), a Hong Kong-based subsidiary established in November 2021 that is engaged in the emerging love and marriage market sector.

YYEM’s mission is to empower global connections through innovative matchmaking technology. We own advanced patents and other proprietary technology which we license out, and we are using this intellectual property to develop an AI-powered matchmaking platform to license to partners worldwide, enabling them to create localized matchmaking experiences tailored to their specific markets and cultures. We believe our pioneering technology has the power to transform the matchmaking industry, leading to greater success for our licensees and their clients, and ultimately leading to more people finding successful life partnerships.

We have license agreements in place with various entities to use the IP in numerous countries across Asia, Europe, and Africa, generating royalties of $6.0 million in the six months ended October 31, 2025.

In August 2025, we signed a $500 million joint venture agreement to form AiRWA Exchange, a digital asset exchange focused on the tokenization of real-world assets (RWA), specifically U.S. stocks. AiRWA Exchange is not yet operational and generating revenue, but we have successfully completed test runs for settling trades of tokenized U.S. equities, positioning AiRWA Exchange to offer users the ability to trade digital representations of U.S. stocks with the same simplicity and speed as cryptocurrencies — with transactions settled within seconds and recorded on the blockchain’s immutable ledger, which is accessible 24 hours per day. We believe AiRWA Exchange will mark a significant step toward bridging the gap between conventional financial systems and the emerging decentralized economy.

To support the development of our AiRWA Exchange, we intend to leverage our commercial relationships, launching our Exchange services to our JV partner’s millions of users in order to help scale the Exchange’s operations more quickly, and partnering with a leading provider of digital asset intelligence and security solutions, to add advanced monitoring, threat detection, and compliance capabilities for the long-term integrity of the AiRWA Exchange ecosystem.

Our change of name to AiRWA Inc. reflects our intention to make AiRWA Exchange core to our business and to focus on our goal of enhancing global access to tokenized financial products.

Fundraising and Corporate Developments

Private Placement

On August 19, 2025, we completed a private placement, issuing 400,000 units, adjusted for the Reverse Stock Split (each unit comprising one share of common stock and two five-year warrants with an exercise price of $44.5 and cashless exercise if no effective registration is in place), generating gross proceeds of $4.6 million without taking into account any exercise of the warrants.

ATM Facility

Under a prospectus supplement dated August 22, 2025 that amends the prospectus supplement dated June 11, 2025 and its accompanying prospectus dated June 11, 2025, filed with the Securities and Exchange Commission as part of our registration statement on Form S-3 (File No. 333-284188) relating to the offer and sale of our common stock through A.G.P. in “at the market offerings” (the “ATM facility”) as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, pursuant to the sales agreement with A.G.P. dated as of January 8, 2025, the amount we could raise under our ATM facility was specified to be $200 million. As of December 15, 2025, we had sold 21,775,662 shares (adjusted for the Reverse Stock Split) and raised $179,218,780 in gross proceeds (approximately $172,504,528 following payment to the Placement Agent of 3% of the gross proceeds and certain other expenses).

Acquisition

On October 22, 2025, we entered into a share purchase agreement with Mr. Zhou, the Chairman of the Company, to acquire from him the 30% of the share capital of our YYEM operating subsidiary that we did not already own for $36,000,000, payable in cash.

Reverse Stock Split

Also on October 22, 2025, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of the Common Stock at a ratio of 1-for-50 (the “Reverse Stock Split”), which became effective on October 27, 2025.

Corporate Information

The Company was incorporated under the laws of the State of Nevada on July 12, 2015 and redomiciled in the State of Delaware on April 7, 2022 under the name Connexa Sports Technologies Inc. On September 30, 2025, we changed our name to “AiRWA Inc.” Our corporate offices are located at 74 E. Glenwood Ave., #320, Smyrna, DE 19977. Our telephone number is (646) 453-0678. Our website is www.yuanyuenterprise.com. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

S-2

THE OFFERING

Common Stock offered by us	15,382,378 shares of Common Stock.

Common Stock outstanding after this offering	37,927,432 shares of Common Stock.

Offering Price Per Share of Common Stock	$1.02

Use of Proceeds	We intend to use the net proceeds from this offering for the furtherance of a previously announced joint venture, for corporate acquisitions (although we do not currently have any definitive plans to acquire any specific entities or assets) and for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of the Common Stock.

Nasdaq Capital Market symbol	“YYAI”

The number of shares of Common Stock to be outstanding after this offering is based on 22,545,054 shares of Common Stock outstanding as of December 18, 2025 and does not include (i) 183 shares of Common Stock underlying outstanding warrants, at a weighted average exercise price of $0.08 per share and (ii) 30,000 shares of Common Stock reserved for future issuance under the 2020 Slinger Bag Inc. Global Share Incentive Plan.

S-3

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors relating to our company described below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended April 30, 2025 and Quarterly Reports on Form 10-Q, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information; Incorporation by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to Our Business, Operations, Industry, Legal, and Regulatory Requirements

We are dependent on third parties for a significant portion of our revenue through intellectual property licensing agreements, and we may not realize the expected benefits of such arrangements.

We have in the past entered into, and may continue to enter into, licensing arrangements with third parties that we believe will commercialize our intellectual property and bolster our revenue.

Our revenue from licensing agreements constituted substantially all of our revenue in the year ended April 30, 2025, and our results of operations have been, and may continue to be, affected by such arrangements. Licensing agreements involving our intellectual property are subject to various risks. Our licensees may fail to comply with their obligations set out in the respective agreements. If the licensees generate insufficient revenue from their operations, they may be unable to meet the minimum payments required under the agreements. Our licensees may elect to cease the licensing arrangements due to a change in their strategic focus, the availability of funding, or other external factors. Termination of any licensing arrangements may result in a reduction in our revenue and the need for replacement arrangements with other licensees.

Our licensees have significant discretion in determining the efforts and resources that they will apply to their own operations, potentially limiting their ability to make the required payments under the licensing agreements. Such licensees may independently develop intellectual property that could substitute for ours or may partner with competitors offering different technology.

Our licensees may not properly maintain or defend our intellectual property rights or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property rights or our rights over our proprietary information or could expose us to potential liability.

Disputes may arise between us and our licensees that interfere with the licensing arrangements or lead to the termination of the licensing agreements. Such disputes could result in costly litigation or arbitration that diverts management attention and resources.

As we expand to new jurisdictions, if we fail to enter into licensing arrangements for a particular territory with a suitable strategic partner and do not have sufficient funds or local expertise to undertake the necessary commercialization activities ourselves, we may not be able to generate revenue from that territory.

For these and other reasons, we may not achieve the outcomes expected from our licensing arrangements. These arrangements are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are difficult to predict and are beyond our control. We may face operational and financial risks including increases in near- and long-term expenditure, exposure to unknown liabilities, disruption of our business, and diversion of our management’s time and attention. Even if we achieve the expected benefits, we may not be able to do so within the anticipated time frame. Any of the foregoing could materially adversely affect our business, financial condition, results of operations, and prospects.

S-4

Risks Relating to this Offering

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Stock to decline, and delay the development of our product candidates.

You will experience immediate and substantial dilution.

Based on an offering price of $1.02 per share, and a net tangible book value of $17.9 million, or approximately $1.23 per share of Common Stock, as of July 31, 2025, if you purchase securities in this offering, you will experience immediate dilution of approximately $0.20 per share in the net tangible book value of the Common Stock you purchase representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the offering price per share of Common Stock. The exercise of outstanding stock options and warrants will result in further dilution of your investment.

If you purchase securities in this offering, you may also experience future dilution as a result of future equity offerings.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We do not intend to pay cash dividends on our shares of Common Stock so any returns will be limited to the value of our shares.

We have never paid or declared any cash dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Therefore, any return to stockholders will be limited to the increase, if any, of our share price.

Our stockholders may not be able to enforce judgments entered by U.S. courts against our officers and directors.

We are incorporated in the State of Delaware. However, all of our directors and executive officers reside outside the United States. As a result, our stockholders may not be able to effect service of process upon those persons within the United States or enforce against those persons judgments obtained in U.S. courts.

S-5

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially from such predictions.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made or on management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-6

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $14,772,829, after deducting the Placement Agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of the securities offered hereby for the furtherance of a previously announced joint venture, for corporate acquisitions (although we do not currently have any definitive plans to acquire any specific entities or assets) and for working capital and general corporate purposes. This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering or the amounts we will spend on the uses set forth above.

S-7

DILUTION

If you purchase Common Stock in this offering, you will experience immediate dilution to the extent of the difference between the effective public offering price per share of $1.02 per share of Common Stock and our as-adjusted net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Common Stock. As of July 31, 2025, our net tangible book value was approximately $17.9 million, or approximately $1.23 per share of Common Stock.

Based on the sale by us in this offering of 15,382,378 shares of Common Stock at an offering price of $1.02 per share after deducting estimated offering expenses and Placement Agent fees and expenses payable by us, our as adjusted net tangible book value as of July 31, 2025 was approximately $38.4 million, or $1.22 per share of our Common Stock. This represents an immediate decrease in as-adjusted net tangible book value to existing stockholders of $0.01 per share of our Common Stock and an immediate dilution to purchasers in this offering of $0.20 per share of our Common Stock.

The following table illustrates this dilution per share of our Common Stock:

Public offering price per share of Common Stock	$1.02
Net tangible book value per share as of July 31, 2025	$1.23
Decrease in net tangible book value per share attributable to this offering	$0.01
As adjusted net tangible book value per share as of July 31, 2025 after giving effect to this offering	$1.22
Dilution per share to the new investor in this offering	$0.20

For purpose of this section (Dilution), the number of shares of our Common Stock outstanding before this offering and to be outstanding immediately after this offering is based on 291,261 shares of our Common Stock issued and outstanding as of July 31, 2025, and does not include (i) 6,495 shares of Common Stock underlying outstanding warrants, at a weighted average exercise price of $0.01 per share and (ii) 30,000,000 shares of Common Stock reserved for future issuance under the 2020 Slinger Bag Inc. Global Share Incentive Plan.

S-8

PLAN OF DISTRIBUTION

The Placement Agent has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement, dated December 18, 2025. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire number of securities offered pursuant to this prospectus supplement. We entered into a securities purchase agreement directly with the investors in connection with this offering.

We will deliver the securities being issued to the investors upon receipt of such investors’ funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about December 22, 2025.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee equal to five percent (5%) of the gross proceeds from the sale of the securities in this offering. The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Public offering price	$1.02	$15,690,025.56
Placement Agent fees	$0.051	$784,501.28
Proceeds to us, before expenses	$0.969	$14,905,524.28

We have also agreed to reimburse the Placement Agent up to $55,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the Placement Agent’s counsel. We have agreed to pay to the Placement Agent a non-accountable expense allowance in an amount not to exceed $15,000.

We estimate that the total expenses of the offering payable by us, excluding the Placement Agent’s fees, will be approximately $132,700.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent, and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Listing

The Common Stock is listed on the Nasdaq Capital Market under the symbol “YYAI.”

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In connection with our “at the market offerings” pursuant to the sales agreement with A.G.P. dated as of January 8, 2025, A.G.P. acted as placement agent and received customary fees.

S-9

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. The Placement Agent is being represented in connection with this offering by Thompson Hine LLP, New York, New York.

S-10

EXPERTS

The financial statements as of and for the years ended April 30, 2025 and April 30, 2024 of the Company have been audited by Enrome LLP an independent registered public accounting firm, and have been included on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.yuanyuenterprise.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about the Sales Agreement are summaries and each statement is qualified in all respects by reference to the Sales Agreement to which it refers. You should refer to the actual Sales Agreement for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on August 13, 2025;

●	Our Quarterly Report on Form 10-Q for the period ended July 31, 2025, filed with the SEC on September 15, 2025;

●	Our Notification of Late Filing on Form 12b-25 for the period ended October 31, 2025, filed with the SEC on December 15, 2025

●	Our Current Reports on Form 8-K filed with the SEC on June 18, 2025, July 2, 2025, July 15, 2025, August 21, 2025, August 29, 2025, September 5, 2025, September 17, 2025, September 24, 2025, October 6, 2025, October 23, 2025, and October 27, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on June 14, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in this prospectus supplement) by contacting us as follows:

74 E. Glenwood Ave., #320

Smyrna, DE 19977

(646) 453-0678

S-11

PROSPECTUS

CONNEXA SPORTS TECHNOLOGIES INC.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $300 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We are a “controlled company” as defined under the Nasdaq Stock Market Listing Rules, because our existing controlling shareholder Mr. Hongyu Zhou is able to exercise a majority of the total voting power of our Common Stock. As a controlled company, we may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements to have (i) a board composed of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or by a nominating committee comprised solely of independent directors. If we cease to be a “controlled company” and our shares are listed on Nasdaq, we will be required to comply with these standards and, depending on the independence determination with respect to our then-current directors, we may be required to add additional directors to our board to achieve such compliance within the applicable transition periods. We currently do, and intend to continue to, comply with the Nasdaq corporate governance requirements for companies that are not controlled companies.

The aggregate market value of our outstanding common stock held by non-affiliates is $6,639,457.89 based on 14,563,026 shares of outstanding common stock, of which 8,127,572 are held by affiliates, and a per share price of $1.0317 based on the closing sale price of our common stock on May 8, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “YYAI.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

We face risks associated with our operating subsidiary, Yuanyu Enterprise Management Co., Limited (“YYEM”) being based in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (the “PRC”). As a special administrative region of the PRC, Hong Kong enjoys separate governing and economic systems from that of mainland China under the principle of “one country, two systems.” The Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”) provides that PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law, which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy. YYEM therefore is not directly subject to PRC laws and regulations regarding the general conduct of its business or regarding overseas listings. Nevertheless, Hong Kong is part of China, giving rise to a number of regulatory, liquidity, and enforcement risks. For example, we may face risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in the PRC can change quickly with little advance notice. In addition, the Chinese government could intervene or influence our operations at any time, or could exert more control over offerings conducted overseas or foreign investment in China-based issuers, which could result in a material change in our operations or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas or over foreign investment in China-based issuers, in particular any effort to extend such actions directly or indirectly to Hong Kong-based companies, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “The Company — Permission or Approvals Required from the PRC Authorities with respect to the Operations of YYEM.”

Following the completion of the Acquisition (as defined below), we directly own YYEM and do not have or intend to have any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China. If we did have a VIE structure, any action by the Chinese government to disallow such structures would likely result in a material change in our operations and a material change in the value of the securities we are registering for sale, including the possibility that such development could cause the value of our securities to significantly decline or become worthless

In the event that YYEM were to become subject to PRC laws and regulations, it could incur material costs to ensure compliance, and it might be subject to fines, or no longer be permitted to continue business operations as presently conducted; and we could experience devaluation of our securities or delisting, or no longer be permitted to conduct offerings to foreign investors. Being based in Hong Kong, YYEM faces risks and uncertainties associated with the complex and evolving PRC laws and regulations, in particular, whether and how those laws and regulations, including recent PRC government statements and regulatory developments such as those relating to corporate structure, overseas listings, data- and cyberspace security, and anti-monopoly concerns, might be applicable to Hong Kong-based companies such as YYEM. If certain PRC laws and regulations were to become applicable to YYEM in the future, it could have a material adverse impact on our business, financial condition, and results of operations and on our ability to offer or continue to offer securities to investors, any of which could cause the value of our securities, including the shares that we are registering for sale, to significantly decline or become worthless.

One of YYEM’s licensees is based in Mainland China, which imposes various limitations, procedures, and formalities on payments out of China. YYEM understands from this licensee that because the royalties due under the applicable licensing agreement constitute current account payments, the payment of the royalties is permitted under PRC regulations, subject to certain routine requirements, but there can be no assurance that China’s capital controls will not hinder the ability of the licensee to make the required royalty payments on time or at all.

On December 16, 2021, the PCAOB reported that it was unable to completely inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in each of those jurisdictions. However, following the signing of a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC in August 2022, the PCAOB on December 15, 2022 vacated its previous determination and confirmed that it was now able to secure complete access to inspect and investigate registered public accounting firms headquartered in those jurisdictions. Nevertheless, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may issue a new determination.

Neither our current auditor, Enrome LLP (“Enrome”), nor our former auditors, Olayinka Oyebola & Co. (“OOC”) and Bush & Associates CPA (“B&A”), is headquartered in mainland China or Hong Kong and neither was identified as an accounting firm subject to the determinations announced by the PCAOB in December 2021. Nevertheless, should B&A or OOC in the future have any work papers in China or Hong Kong that the PCAOB is unable to fully inspect, it will be difficult to evaluate the effectiveness of Enrome’s, B&A’s or OOC’s audit procedures or equity control procedures and investors could consequently lose confidence in our reported financial information and procedures or the quality of our financial statements, which could adversely affect us and our securities. Furthermore, if trading in our securities is prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) in the future because the PCAOB determines that it cannot inspect or fully investigate Enrome at such future time, an exchange will likely delist our securities. See “The Company — Permission or Approvals Required from the PRC Authorities with respect to the Operations of YYEM.”

OOC and its principal, Olayinka Oyebola, have been charged by the SEC in connection with allegedly aiding and abetting a securities fraud. On October 30, 2024, the Board of Directors and the audit committee approved the engagement of B&A as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025, effective immediately, and dismissed OOC as the Company’s independent registered public accounting firm. On March 24, 2025, the Board and the audit committee of the Board approved the engagement of Enrome as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025 and dismissed B&A as the Company’s independent registered public accounting firm. Because OOC was also the independent registered public accounting firm for YYEM for the fiscal year ended January 31, 2024, if OOC’s audit work is found to be deficient, financial reporting of the Company and YYEM could be questioned, leading to potential restatements, delays in regulatory filings, or reputational harm. If OOC is barred from acting as auditors or accountants for U.S. public companies, we will be unable to include financial statements of the Company and YYEM reviewed by OOC in any filing made after that date, and those financial statements will need to be reaudited. Any of these outcomes could have a material adverse effect on our and YYEM’s business, financial condition, and stock price, which could contribute to the loss of all or part of your investment. See “Risk Factors — The SEC’s charges against our former independent auditor, Olayinka Oyebola & Co., could impact the credibility of our financial statements and those of YYEM, potentially leading to restatements and other adverse effects.”

We anticipate that revenue will primarily be received by YYEM, where it will be used to pay operating expenses and be reinvested in outsourced R&D, the purchase of additional patents and other intellectual property, and branding and other promotional activities, among other things. If needed, management may decide to transfer cash between YYEM and the Company, or between one of these two entities and any subsidiaries that we may establish or acquire in other jurisdictions. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to declare dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.

The Company and YYEM are not subject to any significant restrictions on buying or selling foreign exchange or on transferring cash between entities within our group, across borders, or to U.S. investors. Nor are there any significant restrictions or limitations on our ability to distribute earnings (if any) from YYEM to the Company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on the ability of YYEM to buy or sell foreign exchange or transfer or distribute cash within our organization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $300 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “Connexa,” “Company,” “we,” “us,” or “our” refer to Connexa Sports Technologies Inc. and its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.yuanyuenterprise.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

2

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended April 30, 2024, filed with the SEC on July 25, 2024;

●	Our Quarterly Reports on Form 10-Q for the periods ended July 31, 2024, October 31, 2024, and January 31, 2025, filed with the SEC on September 10, 2024, December 13, 2024, and March 24, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on May 7, 2024, May 17, 2024, June 17, 2024, July 2, 2024, November 1, 2024, November 25, 2024, January 14, 2025, February 6, 2025, February 18, 2025, February 24, 2025, and March 28, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on June 14, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by contacting us as follows:

74 E. Glenwood Ave. #320

Smyrna, DE 19977

(443) 407-7564

3

This section highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K.

THE COMPANY

The Acquisition

On March 18, 2024, the Company entered into a share purchase agreement (the “Purchase Agreement”) and a share exchange agreement (the “Exchange Agreement”) to acquire 70% of Yuanyu Enterprise Management Co., Limited (“YYEM”) from Mr. Hongyu Zhou, the sole shareholder of YYEM (“YYEM Seller”) for a combined $56 million (the “Acquisition”). $16.5 million of this amount was paid in cash on March 20, 2024 pursuant to the Purchase Agreement to acquire 20% of YYEM.

On November 21, 2024, following The Nasdaq Stock Market LLC’s (“Nasdaq”) approval of the new listing application submitted to it in connection with the Acquisition, the Company completed the purchase of 5,000 ordinary shares of YYEM, representing 50% of the issued and outstanding ordinary shares of YYEM, for 8,127,572 newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the YYEM Seller, representing 55.8% of the issued and outstanding shares of Common Stock as of the date of the closing (the “Share Exchange Transaction”). As part of this transaction, the Company agreed to sell its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established Florida limited liability company called J&M Sports LLC (“J&M”). J&M is owned by Yonah Kalfa, former Chief Innovation Officer and director of the Company; Mike Ballardie, former President, Chief Executive Officer, Treasurer and director of the Company; Juda Honickman, former Chief Marketing Officer of the Company; and Mark Radom, former general counsel and Secretary of the Company. On November 21, 2024, the Company entered into a separation and assignment agreement (the “Separation Agreement”) with J&M to sell, transfer, and assign all or substantially all of its legacy business, assets, and liabilities related to or necessary for the operations of its “Slinger Bag” business or products (the “Legacy Business”) to J&M, in consideration for $1.00. Following the Separation Agreement, J&M has obtained the sole right to and assumed all the obligations of the Legacy Business and is liable to the Company for any losses arising from third-party claims against the Company that arise from liabilities related to the Legacy Business (the “Separation”). As a result of the completion of the Acquisition, on November 21, 2024, the Company’s directors and officers resigned from their positions on November 21, 2024. On November 19, 2024, prior to the resignation of all of the directors of the Company, the Company’s Board of Directors (the “Board”) appointed the five directors named below, with such appointment taking effect on November 21, 2024 upon the closing of the Acquisition.

As an inducement to the Company to complete the Acquisition, YYEM agreed, pursuant to the Exchange Agreement, to make an aggregate payment to the Company of $5,000,000, all of which had been transferred to the Company and, following the completion of the Acquisition, J&M.

Permission or Approvals Required from the PRC Authorities with respect to the Operations of YYEM

Business operations

YYEM conducts business in Hong Kong and is required to obtain, and has obtained, a business license issued by the Hong Kong Companies Registry. As a special administrative region of the PRC, Hong Kong enjoys separate governing and economic systems from that of mainland China under the principle of “one country, two systems.” YYEM, as a Hong Kong-based company without operations in mainland China, is not directly subject to PRC laws and regulations regarding the general conduct of its business or regarding overseas listings. As of the date of this prospectus, YYEM has not received any notice of, and has not been subject to, any penalty or other disciplinary action from any PRC authority for the failure to obtain or the insufficiency of any approval or permit in connection with the conduct or service of its business operations. YYEM has not been denied by any PRC authority with respect to the application of any requisite permissions by YYEM.

However, YYEM may be subject to additional licensing requirements, and our conclusion on the status of YYEM’s licensing compliance may prove to be mistaken, due to uncertainties around the interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant governmental authorities, the PRC government’s ability to intervene in or influence YYEM’s operations, and the rapid evolvement of PRC laws, regulations, and rules, sometimes with little or no advance notice. We cannot assure you that YYEM is or will be in compliance with all licensing requirements applicable to it or will not be subject to any penalty in the future due to the lack or insufficiency of approvals or permits. The failure of YYEM to obtain or to thereafter maintain any permit or license required for its operations may result in the suspension or termination of, or otherwise give rise to a material adverse change to, its businesses, which would materially and adversely affect our financial condition and results of operations and cause our Common Stock to significantly decline in value. For more detailed information, see “Risk Factors — Risks Related to Doing Business in Hong Kong.”

4

Securities offering

We believe that, as of the date of this prospectus, YYEM is not required to obtain any permission from the China Securities Regulatory Commission (“the CSRC”), the Cyberspace Administration of China (the “CAC”), or any other PRC authority in connection with this offering. As a result, it has not submitted any application to any such authority for the approval of the offering. As of the date of this prospectus, it has not received any inquiry, notice, warning, or official objection in relation to this offering from the CSRC, the CAC, or any other PRC authority. However, there remains uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. We believe that YYEM has received all requisite permissions and approvals to operate its business. If YYEM does not receive or maintain such permissions or approvals or has inadvertently concluded that the approvals of the CSRC, the CAC, or any other regulatory authority are not required for this offering, or if applicable laws, regulations, or interpretations change and YYEM is required to obtain approvals in the future, seeking such approvals could cause the value of our securities, including the Common Stock, to significantly decline or be worthless. Any uncertainties or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. In addition, these regulatory agencies may impose fines and penalties on YYEM, limit its ability to pay dividends outside of China, limit its operations in China, delay or restrict the repatriation of the proceeds from this offering into China, or take other actions that could have a material adverse effect on its business, financial condition, results of operations, and prospects, as well as the trading price of our securities. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Common Stock. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Changes in the PRC’s economic, political, or social conditions or governmental policies could have a material adverse effect on our business and results of operations.”

Audit inspections

On December 16, 2021, the PCAOB reported that it was unable to completely inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in each of those jurisdictions. However, following the signing of a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC in August 2022, the PCAOB on December 15, 2022 vacated its previous determination and confirmed that it was now able to secure complete access to inspect and investigate registered public accounting firms headquartered in those jurisdictions. Nevertheless, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may issue a new determination.

Our former auditor, OOC, an independent public accounting firm registered with the PCAOB, and an auditor of publicly traded companies in the United States, is subject to U.S. laws pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our former auditor has been inspected by the PCAOB on a regular basis, with the last inspection in November 2023. Our former auditor is not headquartered in mainland China or Hong Kong and was not identified as an accounting firm subject to the determinations announced by the PCAOB on December 16, 2021. Nevertheless, should our former auditor in the future have any work papers in China or Hong Kong that the PCAOB is unable to fully inspect, it would be difficult to evaluate the effectiveness of our former auditor’s audit procedures or equity control procedures. Investors could consequently lose confidence in our reported financial information and procedures or the quality of our financial statements, which would adversely affect us and our securities.

Our current auditor, Enrome, an independent public accounting firm registered with the PCAOB, and an auditor of publicly traded companies in the United States, is subject to U.S. laws pursuant to which the PCAOB conducts regular inspections to assess its compliance with current professional standards, with the last inspection in April 2025. Our current auditor is not headquartered in mainland China or Hong Kong and was not identified as an accounting firm subject to the determinations announced by the PCAOB on December 16, 2021. Nevertheless, should our current auditor in the future have any work papers in China or Hong Kong that the PCAOB is unable to fully inspect, it would be difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors could consequently lose confidence in our reported financial information and procedures or the quality of our financial statements, which would adversely affect us and our securities.

Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange would in all likelihood delist our securities. On June 22, 2021, the U.S. Senate passed the AHFCAA, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time.

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Capital controls

Following the Acquisition, our corporate organization consists of the Company and YYEM. We anticipate that revenue will primarily be received by YYEM, where it will be used to pay operating expenses and be reinvested in outsourced research and development, the purchase of additional patents and other intellectual property, and branding and other promotional activities, among other things. If needed, management may decide to transfer cash between YYEM and the Company, or between one of these two entities and any subsidiaries that we may establish or acquire in other jurisdictions. This could take the form of intercompany fund advances or capital contributions. Under our cash management policy, the amount of intercompany transfers will be determined by our management based on the working capital needs of the entities within our group, and intercompany transactions will be subject to our internal approval process and funding arrangements.

We have not declared or paid dividends or made any distribution of earnings as of the date of this prospectus. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to declare dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.

The Company and YYEM are not subject to any significant restrictions on buying or selling foreign exchange or on transferring cash between entities within our group, across borders, or to U.S. investors. There are no significant restrictions or limitations on our ability to distribute earnings (if any) from YYEM to the Company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on the ability of YYEM to buy or sell foreign exchange or transfer or distribute cash within our organization, which could result in an inability to make, or a prohibition on making, transfers or distributions to entities outside of Hong Kong and adversely affect our business.

One of YYEM’s licensees is based in Mainland China, which imposes various limitations, procedures, and formalities on payments out of China. Capital account transactions, which relate to the purchase and sale of foreign assets and liabilities and include such transactions as investments and loans, are subject to review by the State Administration of Foreign Exchange (“SAFE”). Current account payments, including royalty payments, should generally not be restricted, but SAFE has a significant degree of administrative discretion in implementing laws and regulations and has on occasion used this discretion to limit the convertibility of current account payments out of China. YYEM understands from its Mainland China licensee that because the royalties due to YYEM under the applicable licensing agreement constitute current account payments, the payment of such royalties is permitted under PRC regulations, provided the sending and receiving banks can show that the transactions are legitimate. However, there can be no assurance that the distinction between restrictions on capital account transactions and restrictions on current account transactions will be consistently interpreted by SAFE and China’s other regulatory agencies, nor can there be any assurance that the legal analysis of the licensee is correct or that the PRC government will not intervene or impose other restrictions on the ability of the licensee to make the required payments to YYEM outside of Mainland China. We expect that the immediate financial impact of any such development in the coming months, while adversely affecting our business prospects, would be limited by the fact that, to date, YYEM has not received any revenue from, and is therefore not financially dependent on, such licensee.

Recent Developments

In February 2025, YYEM signed a Multi-Channel Network (MCN) agency services agreement to create and sell content to TikTok as part of its new vertical centered on social networking applications. Under this agreement, YYEM will procure the production of content to be live-streamed or served as videos to TikTok’s multitude of users in the Middle East and North Africa. This is expected to include engaging broadcasts across various categories, such as sports, gaming, and lifestyle topics, produced by popular Twitch hosts and other influencers within the network that YYEM is developing. We anticipate that YYEM’s new vertical will also include live-streaming, voice chat rooms, gaming, and influencer-driven user-generated content. The fees generated by the arrangement with TikTok will depend on the rate of conversion by TikTok end-users. YYEM did not receive any payment from TikTok upon signing of this agreement. Neither the Company nor YYEM has built a network of influencers yet.

Management

The following table lists the names, ages and positions of the individuals who now serve as executive officers and directors of the Company following completion of the Acquisition:

Name	Age	Position
Thomas Tarala	59	Chief Executive Officer and Director
Guibao Ji	61	Chief Financial Officer
Hongyu Zhou	37	Director
Warren Thomson	49	Director
Chenlong Liu	36	Director
Kong Liu	36	Director

Set forth below is a brief description of the background and business experience for the past five years of individuals who currently serve as executive officers and directors of the Company following completion of the Acquisition.

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Thomas Tarala

Thomas Tarala has 30 years of international corporate finance experience in New York, London, and Hong Kong, including as a partner at two leading international law firms and as General Counsel for the international operations of one of the largest private conglomerates in China. As a partner of Baker McKenzie from 2022 to 2024 and another international firm earlier in his career, Thomas has led U.S. securities practices in Hong Kong, advising on equity and debt transactions, as well as cross-border joint ventures involving companies listed on Nasdaq. With a particular focus on the technology sector, he has acted for companies and investment banks in Mainland China, Hong Kong, Singapore, Indonesia, and Thailand, including on award-winning transactions in the region.

As General Counsel of HNA Group (International) Company Limited, the overseas headquarters of a large conglomerate, from 2017 to 2022, Thomas worked closely with the business teams on a wide range of corporate and finance transactions, including multi-billion dollar acquisitions and divestments of household-name companies, the sale of airlines, and a range of investments ranging from New York and London skyscrapers to global technology companies, as well as numerous companies that were number one globally in their respective fields.

Thomas graduated magna cum laude and Phi Beta Kappa from Georgetown University with a Bachelor of Science degree in Foreign Service and holds a Juris Doctor degree from the University of Virginia School of Law. Thomas speaks English, French, Spanish, and Mandarin and is qualified to practice law in New York, Connecticut, Florida, England and Wales, and Hong Kong.

Guibao Ji

Guibao Ji has been a certified public accountant in China for 25 years and worked as an accountant at Shenzhen Wanda Accounting Firm beginning in January 2005. He was a partner of the firm and is an independent director of a number of listed companies, including Brightstar Technology Group and Hekeda Technology Co. Ltd.

Mr. Ji graduated from Central Radio and TV University in 1994 with a degree in Business Accounting. He was certified by the Chinese Institute of Certified Public Accountants in 1999.

Hongyu Zhou

Hongyu Zhou has 15 years of experience founding, growing, and managing successful enterprises. His experience extends to such areas as enterprise management, entertainment technology, and information technology, including as an investor and business manager of a technology company, as a founder and manager of an innovative entertainment company, and as the founder and manager of several technology companies. Mr. Zhou has served as the Chairman of each of Shenzhen Qiangwo Entertainment Technology Co., Ltd. and Shenzhen Qianyue Information Technology Co., Ltd. since 2021. Mr. Zhou founded Shenzhen Yuanzu Century Network Technology Co., Ltd. in 2020 and Shenzhen Qiangwo Entertainment Technology Co., Ltd. in 2017. In founding, managing, and growing companies across various industries, Mr. Zhou has honed his skills in strategic planning, business development, and team leadership. Mr. Zhou owns 8,127,572 shares of Common Stock, representing 55.8% of the issued and outstanding shares of Common Stock as of May 27, 2025.

Warren Thomson

Warren Thomson is a lawyer with over 20 years of experience at international law firms and companies. Mr. Thomson served as a partner at Hogan Lovells, an international law firm in Dubai from 2013 to 2017, where he advised companies of all sizes in the Middle East and Asia through the whole of their corporate lifecycle, from incorporation through financing and expansion, and sometimes to winding-up. This experience included mergers and acquisitions, and commercial transactions, as well as regulatory, employment, and corporate finance matters. Mr. Thomson worked at HNA Group (International) Company Limited as Senior Counsel from 2018 to 2022 and as General Counsel in 2022, and since 2022 he has served as General Counsel (Overseas) at Link Asset Management Limited, the manager of Link REIT, a multi-billion-dollar real estate investment trust listed in Hong Kong.

Mr. Thomson graduated with a Bachelor of Arts degree from Canberra University and a Bachelor of Laws degree with Honors from Australian National University before earning a Graduate Diploma in legal practice from the College of Law in Sydney. Mr. Thomson is a member of the Australian Chamber of Commerce (sitting on the Finance, Legal and Tax Committee) and the Association of Corporate Counsel and is qualified to practice law in New South Wales (Australia) and Hong Kong.

Chenlong Liu

Chenlong Liu is a certified public accountant, as well as an investor active in the technology industry. Mr. Liu’s career has focused on technology-related investments and mergers and acquisitions. He has participated in many well-known transactions in the industry. As an investment director at China Fusion Capital from 2016 to 2020, he helped execute Nasdaq-listed iQiyi’s convertible bond transactions, Kosdaq-listed Longtu’s acquisition and reverse takeover, Hong Kong-listed Kuaishou’s Series B investment round, and China Fusion Capital’s acquisition of Particle, Inc. Since 2020, Mr. Liu has served as a director of Particle, a San Francisco-based technology company.

Mr. Liu earned a Bachelor of Science degree in mathematics from the University of Minnesota-Twin Cities in 2013 and was awarded a master’s degree in accounting from George Washington University in 2015. Mr. Liu became a certified public accountant in Washington State in January 2019.

Kong Liu

Kong (“Luke”) Liu is an entrepreneur with experience in both traditional industries and the technology and Web3 areas. (He is not related to Chenlong Liu.) Mr. Liu has experience in management and strategy roles in companies ranging from startups to multinationals, and he has founded several companies over the years. Mr. Liu has a particular focus on digital strategies at both traditional retailers and technology companies, as well as in the recruitment field. He serves as a managing director of MS Consultancy Pte Ltd, a business consultancy that he founded in November 2020 focusing on recruitment and M&A advisory work. He previously served as the CEO of World@Meta, a Singapore-based technology company developing mobile apps and games, where maximizing user engagement was a primary objective. In such environments, Mr. Liu has been responsible for establishing the vision of the enterprise and working across teams to make that vision a reality.

Mr. Liu graduated from Nanyang Polytechnic, in Singapore, with a Diploma of Information Technology and from Trent University, in Canada, with a Bachelor of Business Administration.

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The following table identifies the individual who serve as independent and non-independent board and committee members of the Company following completion of the Acquisition:

Name:	Independent	Audit	Compensation	Nominating
Thomas Tarala
Hongyu Zhou
Warren Thomson	Yes	Yes	Yes	Yes
Chenlong Liu	Yes	Yes	Yes	Yes
Kong (“Luke”) Liu	Yes	Yes	Yes	Yes

Business Overview

Established in November 2021, YYEM is based in Hong Kong and operates in the emerging love and marriage market sector. YYEM owns proprietary intellectual property (IP), that the Company believes is unique to this business sector. Its AI matchmaker application is designed to integrate with existing Big Data models and provides the ability to connect to other larger AI models.

YYEM collected royalties of approximately $1.9 million (audited) in its fiscal year ended January 31, 2024 In addition, YYEM has entered into term sheets with three entities — one in Hong Kong for rights to use the IP in Japan and South Korea among other locations, one in the UK for rights to use the IP in Europe, and one in the USA for rights to use the IP in Sub-Saharan Africa — with cumulative possible revenues over the next three years of more than $70 million.

For the quarter ended October 31, 2024, the operations of Connexa Sports Technologies Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, Slinger Bag Limited, and Gameface are collectively referred to as the “Company.” Following the closing of the Acquisition and the separation of the Legacy Business, the Company’s historic operations are no longer part of the Company’s operations and YYEM is the Company’s operating subsidiary. The results of the Company’s operations for the nine months ended January 31, 2025 reflect the Legacy Business operations and are not necessarily representative of what the results of operations of the Company (based on YYEM’s results of operations) will be following the Acquisition.

Executive Compensation of YYEM

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to YYEM’s executive officers during the fiscal year ended January 31, 2025.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year Ended January 31, 2025	Salary ($)	Bonus ($)	Share Awards ($)	Non-Equity Incentive Plan Compensation ($)	All other compensation	Total ($)
Hongyu Zhou, Director (1)	2025	0	0	0	0	0	0
Guibao Ji, Chief Financial Officer (2)	2025	76,389	0	0	0	0	76,389

(1) The sole director of YYEM, Hongyu Zhou, managed YYEM from February 1, 2024 to January 31, 2025. While serving as the director of YYEM, Mr. Zhou was equivalent to the principal executive officer of YYEM. As the 100% owner of YYEM through March 19, 2024, the 80% owner of YYEM through November 20, 2024, and the 30% owner since November 21, 2024, Mr. Zhou did not receive compensation for managing YYEM.

(2) Mr. Ji was hired by YYEM on August 1, 2024 to serve as YYEM’s Chief Financial Officer. From August 1, 2024 through November 20, 2024, Mr. Ji earned $76,389, which was paid by YYEM, for his services as Chief Financial Officer of YYEM. From November 21, 2024 to January 31, 2025, Mr. Ji earned $48,612, which was paid by the Company, for his services as Chief Financial Officer of the Company.

Outstanding Equity Awards at Fiscal Year End

As of January 31, 2025, YYEM did not grant any equity awards.

Director Compensation

The sole director of YYEM, Hongyu Zhou, did not receive compensation from YYEM during the fiscal year ended January 31, 2025.

The Company’s Former Independent Registered Public Accounting Firm

On October 30, 2024, the Board and the audit committee of the Board approved the engagement of B&A as the Company’s independent registered public accounting firm for the fiscal year that will end on April 30, 2025, effective immediately, and dismissed OOC as the Company’s independent registered public accounting firm.

On September 30, 2024, OOC was charged by the SEC in connection with allegedly aiding and abetting violations of the antifraud provisions of the federal securities laws. The SEC also charged OOC’s principal, Olayinka Oyebola, with allegedly aiding and abetting a violation involving lying to auditors. The SEC complaint seeks civil penalties as well as permanent injunctive relief, including an order permanently barring Mr. Oyebola and OOC from acting as auditors or accountants for U.S. public companies or otherwise providing substantial assistance in the preparation of financial statements filed with the SEC. This action could affect the credibility of the financial statements audited by OOC. Because OOC was also the independent registered public accounting firm for YYEM for the fiscal year ended January 31, 2024, the SEC action could also impact the credibility of YYEM’s financial statements for the year ended January 31, 2024 audited by OOC.

If OOC’s audit work is found to be deficient, the financial reporting of the Company and YYEM could be questioned, leading to potential restatements, delays in regulatory filings, or reputational harm. If OOC is barred from acting as auditors or accountants for U.S. public companies, we will be unable to include financial statements of the Company and YYEM reviewed by OOC in any filing made after that date, and those financial statements will need to be reaudited. Any of these outcomes could have a material adverse effect on our business, financial condition, and stock price, which could contribute to the loss of all or part of your investment. See “Risk Factors — The SEC’s charges against our former independent auditor, Olayinka Oyebola & Co., could impact the credibility of our financial statements and those of YYEM, potentially leading to restatements and other adverse effects.”

Corporate Information

The Company was incorporated under the laws of the State of Nevada on July 12, 2015 and redomiciled in the State of Delaware on April 7, 2022 under the name Connexa Sports Technologies Inc. Our corporate offices are located at 74 E. Glenwood Ave. #320, Smyrna, DE 19977. Our telephone number is (443) 407-7564. Our website is www.yuanyuenterprise.com. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

The SEC’s charges against our former independent auditor, Olayinka Oyebola & Co., could impact the credibility of our financial statements and those of YYEM, potentially leading to restatements and other adverse effects.

Our former independent auditor, OOC, has been charged by the SEC in connection with allegedly aiding and abetting violations of the antifraud provisions of the federal securities laws. The SEC also charged OOC’s principal, Olayinka Oyebola, with allegedly aiding and abetting a violation involving lying to auditors. The SEC complaint seeks civil penalties as well as permanent injunctive relief, including an order permanently barring Mr. Oyebola and OOC from acting as auditors or accountants for U.S. public companies or otherwise providing substantial assistance in the preparation of financial statements filed with the SEC. This action could affect the credibility of the financial statements audited by OOC. If their audit work is found to be deficient, our financial reporting could be questioned, leading to potential restatements, delays in regulatory filings, or reputational harm. If OOC is barred from acting as auditors or accountants for U.S. public companies, we will be unable to include the financial statements reviewed by OOC in any filing made after that date, and our financial statements will need to be reaudited. Any of these outcomes could have a material adverse effect on our business, financial condition, and stock price, which could contribute to the loss of all or part of your investment.

On October 30, 2024, the Board of Directors and the audit committee approved the engagement of B&A as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025, effective immediately, and dismissed OOC as the Company’s independent registered public accounting firm.

On March 24, 2025, the Board and the audit committee of the Board approved the engagement of Enrome as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025, and dismissed B&A as the Company’s independent registered public accounting firm.

In addition to serving as our former independent auditor, OOC was also the independent registered public accounting firm for YYEM for the fiscal year ended January 31, 2024. As a result, the SEC action could impact the credibility of YYEM’s financial statements audited by OOC. If a restatement of YYEM’s financial statements is required, it could materially affect our reported financial condition and results of operations, particularly given the impact of the Acquisition. Specifically, any potential restatement could affect the accounting treatment of the acquisition, our historical and pro forma financial statements, and the value of YYEM’s assets on our balance sheet. Furthermore, if any deficiencies in OOC’s audit work necessitate reauditing YYEM’s financial statements, it could result in delays in our SEC filings and increased costs associated with obtaining new audits. These factors could have a material adverse effect on our financial condition, business operations, and the value of our securities.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially from such predictions.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at or by which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made or on management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of selected provisions of our certificate of incorporation, bylaws and Delaware General Corporation Law, as amended (the “DGCL”), as in effect on the date of this prospectus relating to us and our capital stock. This summary does not purport to be complete. This discussion is subject to the relevant provisions of Delaware law and is qualified by reference to our certificate of incorporation, our bylaws and the provisions of Delaware law. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Common Stock

We are authorized to issue up to 1,000,000,000 shares of Common Stock. As of May 27, 2025, there were 14,563,026 shares of Common Stock outstanding. All outstanding shares of Common Stock are fully paid and non-assessable.

The Common Stock is not entitled to pre-emptive or other similar subscription rights to purchase any of our securities. The Common Stock is neither convertible nor redeemable.

Voting Rights

Each holder of shares of Common Stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided by our certificate of incorporation. Our bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our Bylaws or our Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of shares of Common Stock will participate pro rata in all assets remaining after payment of liabilities.

Dividend Policy

We have not paid and do not expect to declare or pay any cash dividends on the Common Stock in the foreseeable future. We currently expect to retain all future earnings for use in the operation and expansion of our business. The declaration and payment of any cash dividends in the future will be determined by our Board, in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions, if any.

Market for Shares of Common Stock

The Common Stock is listed on the Nasdaq Capital Market under the symbol “YYAI.” On June 11, 2025, the closing sale price of the Common Stock was $0.96.

Transfer Agent

The transfer agent and registrar for the Common Stock is ClearTrust, LLC.

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Preferred Stock

We do not have any authorized shares of preferred stock.

Options

On November 11, 2020, our Board approved the 2020 Slinger Bag Inc. Global Share Incentive Plan (as amended, the “2020 Plan”), which provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options, unrestricted stock, restricted stock, restricted stock units, performance stock and other equity-based and cash awards or any combination of the foregoing, to eligible key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”). Only the employees of the Company and its subsidiaries are eligible for incentive stock option awards. The Company has reserved a total of 1,500,000 shares for issuance under awards to be made under the 2020 Plan, all of which may, but need not, be issued in connection with ISOs. As of May 27, 2025, there were 37,500 shares of Common Stock subject to outstanding awards and approximately 1,500,000 shares of Common Stock remain available under the 2020 Plan for future awards. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The 2020 Plan shall continue in effect, unless sooner terminated, until the tenth anniversary of the date on which it was adopted by the Board (except as to awards outstanding on that date). The Board in its discretion may terminate the 2020 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2020 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “Business Combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or Bylaws not to be governed by this particular Delaware law.

Our certificate of incorporation, our bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management.

Specifically, among other things, our certificate of incorporation and our bylaws:

●	do not provide for cumulative voting in the election of directors;

●	provide for the exclusive right of the Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director by stockholders;

●	requires that a special meeting of stockholders may be called only by the Board, or by a committee of the Board that has been designated by the Board;

●	limits the liability of, and provides indemnification to, our directors and officers;

●	controls the procedures for the conduct and scheduling of stockholder meetings;

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●	grants the ability to remove directors for cause only by the affirmative vote of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors;

●	specifies advance notice procedures that stockholders must comply with in order to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting.

The combination of these provisions will make it more difficult for our stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for stockholders or another party to effect a change in management.

Our authorized but unissued Common Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The provisions described above are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares of Common Stock and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Common Stock.

Limitation of Liability and Indemnification

Our bylaws provide that we will indemnify our directors to the fullest extent authorized or permitted by applicable law. Under our Bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Our bylaws also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	whether the debt securities will be secured or unsecured;

●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;

●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;

●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into Common Stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

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Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;

●	a reduction in the principal amount of or interest on any debt securities;

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●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

●	a change in the currency in which any payment on the debt securities is payable;

●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

●	Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and

●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;

●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or

●	exercising any trust or power conferred upon the trustee.

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The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and

●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time:

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable; or

●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

○	rights of registration of transfer and exchange, and our right of optional redemption;

○	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

○	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

○	the rights, obligations and immunities of the trustee under the indenture; and

○	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

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We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise);

●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions;

●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture; and

●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF WARRANTS

As of May 27, 2025, we have issued and outstanding warrants to purchase 2,024 shares of Common Stock with a weighted average exercise price per share of $0.01.

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of Common Stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our Common Stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, Common Stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Common Stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, New Jersey, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Connexa Sports Technologies, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 30, 2024, the Board and the audit committee of the Board approved the engagement of B&A as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025, effective immediately, and dismissed OOC as the Company’s independent registered public accounting firm. On March 24, 2025, the Board and the audit committee of the Board approved the engagement of Enrome as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025 and dismissed B&A as the Company’s independent registered public accounting firm.

Until B&A was engaged on October 31, 2024, OOC was the Company’s auditor and had audited the Company’s consolidated financial statements for the fiscal years ended April 30, 2023 and 2024.

The reason for the dismissal of OOC and the engagement of B&A is that due to the charges brought by the SEC against OOC for allegedly aiding and abetting a securities fraud, the risk of continuing with OOC as the Company’s auditor was no longer tolerable to the Company.

OOC’s reports on the consolidated financial statements of the Company for the years ended April 30, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the course of OOC’s engagement there were no disagreements with OOC on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of OOC, would have caused OOC to make reference to the matter in its audit opinion.

There have been no disagreements with B&A, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of B&A, would have caused B&A to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period B&A was engaged as the Company’s auditor.

Until the engagement of Enrome, B&A was the Company’s auditor, although it had not yet audited any of the Company’s consolidated financial statements, as the Company’s previous auditor, OOC, had audited the Company’s consolidated financial statements for the fiscal years ended April 30, 2023 and 2024.

The substitution of Enrome for B&A was to address challenges of the Company and B&A communicating in an effective and timely manner, given B&A’s location in Henderson, Nevada, and the Company’s management being based in Hong Kong.

We have provided OCC and B&A with a copy of the disclosures set forth under the heading “Changes In and Disagreements with Accountants on Accounting and Financial Disclosure” in this prospectus.

Prior to the engagement of Enrome, we did not consult with Enrome on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements or any other matter that was either the subject of a disagreement or a reportable event.

EXPERTS

The financial statements as of and for the years ended April 30, 2024 and 2023 of Connexa have been audited by OOC, an independent registered public accounting firm, and have been included on the authority of said firm as experts in auditing and accounting.

The financial statements as of and for the years ended January 31, 2024 and 2023 of YYEM have been audited by OOC and have been included on the authority of said firm as experts in auditing and accounting.

24

AiRWA INC.

15,382,378 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

December 18, 2025